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                                                                   Exhibit 10.51

                             STOCK PLEDGE AGREEMENT
                            (Quest Pharmacies, Inc.)


DATE:             January 31, 1999

PARTIES:

      Pledgor:          RAINTREE HEALTHCARE CORPORATION,
                        a Delaware corporation 15300 North 90th Street Suite 100 Scottsdale, AZ 85260

      Secured Party:    David Kremser, Bernice Kremser,
                        Holly Kremser, Michael Kremser,
                        Stanley Kremser and
                        ELK MEADOWS INVESTMENTS, L.L.C.
                        784 Yankee Creek Road
                        Evergreen, CO 80439

RECITALS:

      A. In accordance with the terms of the Debtors' First Amended Joint Plan of Reorganization dated October 15, 1998 (as amended and supplemented), confirmed by a final Order of the United States Bankruptcy Court effective January 20, 1999 (the "Plan"), Pledgor desires to borrow, and Secured Party desires to lend, the sum of One Million Three Hundred Fifty-Three Thousand Seven Hundred Four Dollars ($1,353,704) (the "Loan") to Pledgor pursuant to a promissory note of even date herewith (the "Note"). All documents evidencing and or securing the Loan may be hereinafter referred to as the "Loan Documents."

      B. Pledgor owns seventy-five percent (75%) of the issued and outstanding capital stock of QUEST PHARMACIES, INC., an Arizona corporation ("Quest"), consisting of 7,500 shares represented by Certificate(s) No. 1 (the "Shares").

      C. In order to induce Secured Party to make the Loan to Pledgor, Pledgor desires to grant a second priority security interest in, and, pledge, sign and transfer, all of Pledgor's right, title and interest in and to the Shares, to Secured Party; subject to the priority of the rights, liens, and powers granted to Norwest Bank Minnesota, National Association, Trustee ("Norwest") under the Indenture dated January 31, 1999 (the "Indenture") for the 11% Senior Secured Note due 2003 for up to $26,000,000.00, subject to adjustment, on behalf of the holders (the "Holders") of such notes.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
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      1. Pledge. Pledgor hereby grants to Secured Party a second priority security interest in the Shares together with all rights thereof or arising therefrom, all additions thereto, dividends, options, warrants and payments arising thereunder, all proceeds from the sale or other disposition thereof, and all substitutions therefor (collectively the "Collateral"), as security for all of the Pledgor's obligations to Secured Party under the Note and any and all of the Loan Documents. Upon execution of this Agreement, Pledgor shall deliver to Secured Party stock power(s) and assignment(s) separate from certificate for the certificates representing the Shares endorsed in blank. The books of the issuer of such Shares shall contain a legend to reflect such pledge of the Shares hereunder. Notwithstanding the order of attachment or perfection, or any other matter affecting priority, Secured Party agrees, for the benefit of Norwest and the Holders, that the lien granted hereunder is junior and subordinate to the lien granted to Norwest for the benefit of the Holders.

      2. Covenants and Representations. Pledgor agrees not to knowingly take any action which would adversely affect the value of the Collateral or which would encumber, dilute or cloud Pledgor's title or interest therein, other than the grant of a first priority lien on the collateral granted to Norwest for the benefit of the Holders. Pledgor makes the following representations, warranties, and covenants:

            (a) Pledgor is and will continue to be the owner of the Collateral, free of any liens, security interests or assignments other than the security interest created by this Agreement and the prior lien of Norwest;

            (b) Pledgor shall deliver to Norwest and Norwest shall retain physical possession of all stock certificates and other instruments and documents representing or evidencing any of the Collateral ("Stock Certificates"), which Stock Certificates shall be duly endorsed in blank until such time as the obligations under the Indenture are satisfied in full, at which time Norwest shall deliver the Stock Certificates to the Secured Party, which Stock Certificates shall be duly endorsed in blank until such time as the obligations under the Note are satisfied in full, at which time the Stock Certificates shall be returned to the Pledgor;

            (c) Pledgor will not modify or amend the instruments or documents constituting the Collateral, except as required by law, court order, or regulation, or make any compromise, adjustment, settlement or termination in connection therewith;

            (d) Pledgor will at all times defend the Collateral against any and all claims of any person, adverse to the claims of Norwest or Secured Party upon either of Norwest's or Secured Party's request;

            (e) upon the occurrence of an Event of Default (as defined in paragraph 5 hereof and which is continuing) Pledgor will accept no payments, distributions or dividends on the Collateral and shall remit to Secured Party any payment or distribution received, subject to the prior right of Norwest to receive such payment or distribution;


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            (f) Pledgor has the full power and authority to enter into this
      Agreement, and the persons executing this Agreement on behalf of Pledgor have been duly authorized to act on behalf of Pledgor in the execution hereof;

            (g) other than Pledgor and Norwest on behalf of the Holders, there are no parties who assert any type of ownership interest whatsoever in the Shares;

            (h) other than this Agreement and any security documents evidencing Norwest's first priority security position of Norwest on behalf of the Holders (the "Norwest Security Documents"), there are no agreements which impose any conditions or restrictions on the Shares;

            (i) all of the Shares have been duly authorized, validly issued and are fully paid and non-assessable;

            (j) Pledgor, as stockholder, shall not vote for, ratify, accept, accede to, or approve any proposed transaction concerning the Collateral which would have a material adverse effect on the rights of Secured Party hereunder except an approved sale of Quest, as provided in Section 20; and

            (k) The Shares represent seventy-five percent (75%) of the issued and outstanding stock of Quest, and there are no agreements in effect which require or obligate Quest to issue any additional shares of stock of Quest and there are no outstanding options to purchase any shares of stock of Quest except that certain option in favor of Pledgor for the purchase of the remaining 25% of the shares of Quest from Robert Oberfield. There will be no agreements in effect which require or obligate Quest to issue any additional shares of stock of Quest and there will be no additional outstanding options to purchase any shares of stock of Quest.

      3. Delivery of Instruments; Adjustments. Pledgor has delivered to Norwest, all stock certificates and all documents evidencing any ownership of the Collateral or which are necessary or convenient for Secured Party to exercise any of Secured Party's rights hereunder. If, during the term of this Agreement, any stock dividends, reclassification, readjustments or other changes are declared or made in the capital structure of any corporation represented by the Collateral, or if any subscription or other options are exercisable with respect to the Collateral, including, but not limited to, the option referred to in 3(k) above, all such new, substitute or additional shares or other securities, rights or interests issued shall be delivered to and held by Norwest subject to this Agreement in the same manner as the Collateral.

      4. Voting. So long as Pledgor is not in default hereunder, any Collateral may be voted by the Pledgor at all meetings of stockholders, subject to the restrictions of Paragraph 2(j).


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      5. Events of Default. Any one or more of the following will constitute an event of default ("Event of Default") under this Agreement:

            (a) any event occurs which constitutes an Event of Default under any of the Loan Documents;

            (b) if Pledgor fails to pay or perform any of its material obligations contained in paragraphs 2, 7 and 8 of this Agreement and which failure is not cured upon 30 days written notice by Secured Party to Pledgor;

            (c) any covenant, condition, agreement, representation or warranty made by Pledgor to Secured Party in this Agreement is materially breached or proves untrue in any material respect and is not cured upon 30 days written notice by Secured Party to Pledgor; or

            (d) an Event of Default under the Norwest Security Documents.

      6. Remedies on Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any or all of the rights and remedies provided (a) by this Agreement, and/or (b) by any other applicable law. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default and subject to the prior rights, liens and powers of Norwest on behalf of the Holders, Secured Party may (i) instruct the secretary of Quest to pay all dividends to Secured Party, and (ii) sell Secured Party's interest in the Collateral or any part thereof, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, upon ten (10) days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor, of the time and place of sale, for cash, upon credit or for future delivery, at Secured Party's option and in Secured Party's complete discretion:

            (a) at a public sale, including a sale at any broker's board or exchange;

            (b) at private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as it may deem required or appropriate in the event of sale or disposition of any of the Collateral.

      In connection with the sale of any of the Collateral, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and any sale of the Collateral so made in good faith by Secured Party shall be deemed to be commercially reasonable. Any such sale shall be subject to the prior security interest of Norwest for the benefit of the Holders.


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      7. Taxes. Pledgor shall pay promptly, when due, any and all property taxes, excise taxes (however called) and other taxes, assessments, duties and other charges, which, if unpaid, might by law or otherwise become a lien or charge upon the Collateral (including any and all interest, penalties and related provisional fees) imposed, levied or assessed against the Collateral, or upon or measured by the use, ownership, possession or operation thereof, or in respect to this Agreement or the security interest in the Collateral granted and conveyed herein.

      8. Pledgor's Failure to Pay Taxes and Other Items. If Pledgor fails to make any payment or do any act required of it under this Agreement, then Secured Party shall have the right, but not the obligation, upon three (3) days notice to Pledgor, and without releasing Pledgor from any obligation under this Agreement, to make or do the same, and to pay, purchase, contest or compromise any lien which in Secured Party's judgment places its security interest in the Collateral or Pledgor's title to the Collateral in jeopardy, and in exercising any such rights, to expend whatever reasonable amounts of Secured Party in its sole discretion may deem necessary therefor. Any amounts expended by Secured Party pursuant to this Section 8 shall be a demand obligation owing by Pledgor, which shall bear interest at the default rate (as defined in the Loan Documents) from the date Secured Party expends such amount until repaid.

      9. Indemnification. Pledgor agrees to indemnify Secured Party from and against all losses, claims, demands and liabilities of every kind and nature arising by reason of the assignment and security interest granted and the Collateral, excluding any of the same arising from the negligence or wilful misconduct of the Secured Party, and agrees to pay all expenses, including, without limitation, expert witness fees and attorneys fees, incurred by Secured Party in the preservation, realization, enforcement or exercise of any of its rights, powers or remedies hereunder.

      10. Unregistered Securities. Pledgor acknowledges that the Shares constitute unregistered securities subject to legal restrictions upon the transfer thereof which will render a public sale of the Shares unavailable. If, upon an Event of Default, Secured Party exercises its right to sell its interest in the shares, Pledgor waives all rights to public sale and agrees to the private placement of the Shares to any qualified third-party buyer at a commercially reasonable price therefor. Pledgor further acknowledges that the legal restrictions upon transfer of the Shares adversely affect the marketability of the Shares and any commercially reasonable price for the shares will include a discount from the proportionate part of the net asset value of the issuer represented by the Shares to reflect those restrictions upon marketability.

      11. Irrevocable Proxy. Pledgor does, subject to the prior rights, liens and powers of Norwest for the benefit of the Holders, hereby irrevocably constitute and appoint Secured Party and Secured Party's successors and assigns as its proxy, with full power, in the same manner, to the same extent, and with the same effect as if they were to do the same:

            (a) to attend any and all meetings of the shareholders of QUEST held from the date hereof, and to vote the Collateral at any such meeting in such manner as Secured Party shall, in its sole discretion, deem appropriate;


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            (b) to consent, in the sole discretion of Secured Party, to any and all actions by or with respect to Pledgor for which the consent of the Pledgor is or may be necessary or appropriate; and

            (c) without limitation, to do all things which Pledgor can or could do as a shareholder of QUEST, giving to Secured Party full power and substitution and revocation; provided, however, that this proxy shall not be exercisable by Secured Party, and Pledgor alone shall have the foregoing powers, so long as there is no Event of Default hereunder pursuant to which Secured Party has notified Pledgor that Secured Party is exercising its rights under this section, and provided further that this proxy shall terminate at such time as this Agreement is terminated. Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxy in derogation hereof until such time as this Agreement is terminated. Pledgor and Secured Party hereby specifically agree that the proxy granted hereunder shall be deemed to be valid and irrevocable until this Agreement shall be terminated.

      12. Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor's Attorney-in-Fact (without imposing any obligations on Secured Party), to perform all acts which Secured Party deems appropriate to perfect and continue the security interest granted hereunder. The Power of Attorney granted herein is coupled with an interest and is irrevocable until this Agreement is terminated.

      13. Miscellaneous. This Agreement, the Plan and its related documents, and all other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all other prior agreements, written or oral, with respect thereto.

            (a) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not have the right to assign or transfer respective rights or obligations under this Agreement except with the prior written consent of Secured Party. Secured Party, at any time with seven (7) business days prior notice to Pledgor, may sell, assign, grant or otherwise transfer, in whole or in part, the indebtedness secured hereby and Secured Party's rights, interest and obligations under this Agreement or the Collateral with the consent of the Pledgor, which will not be unreasonably withheld, and in such event, the transferee shall have the same rights, powers and authority with respect to this Agreement and the Collateral so transferred as are hereby given to Secured Party;

            (b) This Agreement may be amended modified, renewed or extended but only by a written instrument, executed by all of the parties hereto in the manner of the execution of this Agreement;


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            (c) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND
      CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, AND, TO THE EXTENT THEY PREEMPT SUCH LAWS, THE LAWS OF THE UNITED STATES;

            (d) All parties hereto shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by any other party to establish, maintain and protect the respective rights and remedies of such other party and to carry out and effect the intents and purposes of this Agreement;

            (e) All documents, Agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to Secured Party in its sole discretion and shall be provided at the sole cost and expense of Pledgor;

            (f) Pledgor's covenants shall survive the execution hereof and shall be performed fully and faithfully by Pledgor at all times until the date of repayment of the indebtedness secured hereby.

            (g) If any term or provision of this Agreement, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect;

            (h) Time is of the essence of this Agreement; and

            (i) Any notice, demand or any other instruments authorized by this Agreement to be served on or given shall be sufficiently served or given for all purposes on the earlier of: (a) when personally delivered to any officer of the party to whom it is addressed; (b) when sent by certified, registered or first class mail, postage prepaid, addressed to each party at its address set forth above or at such other address as has been furnished in writing by a party to the other in the manner provided in this Section; or (c) by overnight courier.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      15. Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.


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      16. Construction. All references to the singular shall include the plural and vice versa and all references to the masculine shall include the neuter or feminine and vice versa. This Agreement has been reviewed and negotiated by counsel for each party and no ambiguity in this Agreement shall be construed against any party based upon its having prepared the same.

      17. Termination. This Agreement and all of its terms and covenants, representations and warranties shall terminate upon full satisfaction of the indebtedness hereby secured, and, upon such termination, Secured Party shall return to Pledgor any of the Collateral held by Secured Party pursuant to this Agreement, and the original executed copy of this Agreement which contains an irrevocable proxy.

      18. Acknowledgment. Pledgor acknowledges that Secured Party would not agree to make the Loan to Pledgor without the execution, delivery and performance of this Agreement by Pledgor. Pledgor further acknowledges that it has received good and sufficient consideration for the execution, delivery and performance of this Agreement.

      19. No Duty to Protect. This is a pledge and assignment of Pledgor's rights and benefits in the Collateral without an assumption by Secured Party of any of Pledgor's duties or obligations attendant thereto. In the event the Collateral is delivered to Secured Party by Norwest pursuant to Section 2, except for physical safeguarding of the stock certificate(s) included in the Collateral delivered to Secured Party, Secured Party shall have no duty to protect, insure, collect or realize upon the Collateral or any proceeds therefrom nor shall Secured Party have any obligations to any third party by virtue of Secured Party's possession of the Collateral.

      20. Release of Lien. Notwithstanding anything else contained herein this Agreement to the contrary, Secured Party shall release its lien, and shall complete all documents necessary to evidence the same, with respect to the Collateral in the event Quest is sold provided that (1)(i) the sale of the Collateral and release of Norwest's lien is authorized under the Indenture, and
(ii) the proceeds from any such sale in excess of those needed to pay all obligations under the Indenture are remitted to Secured Party for application to the Loan; or (2) if all obligations under the Indenture have been satisfied in full, (i) no Event of Default shall have occurred and be continuing; (ii) Quest is sold to a non-affiliate of Borrower for fair market value as determined in good faith by the Board of Directors, and (iii) the proceeds from any such sale, net of transaction costs, in excess of those needed to pay all obligations due and payable under the Indenture to Norwest for the benefit of the Holders are remitted to Secured Party for application to the Loan, and any proceeds remaining after the payment of obligations due and payable to the Secured Party under the Note are remitted to the Pledgor.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

      PLEDGOR:                RAINTREE HEALTHCARE CORPORATION,
                              a Delaware corporation


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________

      SECURED PARTY:          ELK MEADOWS INVESTMENTS, L.L.C.,
                              a Colorado limited liability company

                              By:______________________________________
                                   David Kremser, Managing Member


                              _________________________________________
                              David Kremser


                              _________________________________________
                              Bernice Kremser by her attorney-in-fact,
                              David Kremser


                              _________________________________________
                              Holly Kremser by her attorney-in-fact,
                              David Kremser


                              _________________________________________
                              Michael Kremser by his attorney-in-fact,
                              David Kremser


                              _________________________________________
                              Stanley Kremser by his attorney-in-fact,
                              David Kremser


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                                   ACCEPTANCE

      1. The undersigned (the "Pledgor") acknowledges the following:

            a) Pledgor has entered into a pledge agreement (the "Norwest Pledge Agreement") pursuant to which it has pledged 7,500 shares (the "Collateral") of QUEST PHARMACIES, INC., an Arizona corporation ("Quest"), which currently represents seventy-five percent (75%) of the issued and outstanding shares of Quest, to Norwest Bank Minnesota, National Association, Trustee ("Norwest") under the Indenture dated January 31, 1999 (the "Indenture") for the 11% Senior Secured Note due 2003 for up to $26,000,000.00, subject to adjustment, on behalf of the holders (the "Holders") of such notes.

            b) Pledgor has entered into a Stock Pledge Agreement dated January 31, 1999 (the "Kremser Pledge Agreement"), with David Kremser, Bernice Kremser, Holly Kremser, Michael Kremser, Stanley Kremser and ELK MEADOWS INVESTMENTS, L.L.C. (collectively "Secured Party"), pursuant to which it has pledged the Collateral, subject to the prior interest of the Trustee on behalf of the Holders. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Kremser Pledge Agreement.

      2. Quest, in its capacity as Pledgor under the Norwest Pledge Agreement, has delivered to Norwest possession of the Collateral, for the purpose of thereby permitting Norwest, on behalf of the Holders, to perfect its possessory pledge lien in the Collateral through means of such possession-by-agent.

      3. At such time as the Collateral, or any part of it, shall come into the possession of Pledgor, or its officers, agents or assigns, and Pledgor's obligations to Secured Party have not been satisfied, Pledgor agrees to deliver to Secured Party the Pledged Stock, for the purpose of thereby permitting Secured Party, on behalf of the Holders, to perfect its possessory pledge lien in the Collateral through means of such possession-by-agent.

      DATED this 31st day of January, 1999.

                              RAINTREE HEALTHCARE CORPORATION,
                              a Delaware corporation


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


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                             IRREVOCABLE STOCK POWER

                             Certificate(s) No(s).

      FOR VALUE RECEIVED, RAINTREE HEALTHCARE CORPORATION, a Delaware corporation ("Pledgor"), hereby assigns and transfers to David Kremser, Bernice Kremser, Holly Kremser, Michael Kremser, Stanley Kremser and ELK MEADOWS INVESTMENTS, L.L.C. (collectively the "Secured Party"), pursuant to the Stock Pledge Agreement, dated as of January 31, 1999 (the "Stock Pledge Agreement"), between the Pledgor and Secured Party, 7,500 shares of common stock of QUEST PHARMACIES, INC., an Arizona corporation (the "Common Shares"), of the Secured Party, as security for the Loan (as defined in the Pledge Agreement).

      The undersigned does hereby irrevocably constitute and appoint David Kremser as its attorney-in-fact to transfer the said stock or bond(s), as the case may be, on the books of QUEST PHARMACIES, INC. with full power of substitution in the premises.

Dated: _______________, 1999



                              RAINTREE HEALTHCARE CORPORATION,
                              a Delaware corporation



                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________